Exhibit 1.1

                              CONSULTING AGREEMENT

THIS is dated on the 1st day of September, 2012.

BETWEEN:

          VUMEE INC., of 50 E. Sample Road, Suite 301, Pompano Beach, Fort Lauderdale, FL, 33604

          (the "Company")

AND:

          MICHAEL SPIEGEL., of 50 E. Sample Road, Suite 301, Pompano Beach, Fort Lauderdale, FL, 33604

A. The Company desires to retain Michael Spiegel (the "Contractor"), to provide the Company with services customary of a publicly traded company's President and Chief Executive Officer (the "Services");

B. The Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

                                    ARTICLE 1
                     APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1 Appointment of Contractor. The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2 Performance of Services. The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

     (a) the Contractor shall report directly to the Board of Directors of the Company;

     (b)  the Contractor  shall  faithfully,  honestly and diligently  serve the
          Company  and   cooperate   with  the   Company  and  utilize   maximum
          professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Contractor shall provide any other services not specifically mentioned herein, but which by reason of the
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          Contractor's  capability the  Contractor  knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

     (c) the Company shall report the results of the Contractor's duties hereunder as may be requested by the Company from time to time.

1.3 Authority of Contractor. The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4 Independent Contractor. In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

                                    ARTICLE 2
                             CONTRACTOR'S AGREEMENTS

2.1 Expense Statements. The Contractor may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Services. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis. The Contractor agrees to obtain approval from the Company in writing for any individual expense of $500 or greater or any aggregate expense in excess of $2,000 incurred in any given month by the Contractor in connection with the carrying out of the Services.

2.2 Travel Expenses. The Company may require the Contractor to travel or temporarily relocate to oversee local operations. If relocation or travel is required, the Company shall provide the Contractor with reasonable accommodations as well as travel expenses. During extended relocation, the Contractor shall be provided with paid visits back to his home residence. Any expenses subject to this Section 2.2 shall be discussed and agreed upon by the Contractor and the Company before they are undertaken.

2.3 Regulatory Compliance. The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.4 Prohibition Against Insider Trading. The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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                                    ARTICLE 3
                              COMPANY'S AGREEMENTS

3.1 Cash Compensation. Compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Contractor pursuant to this Agreement shall be $12,500 per month during the term of this Agreement.

3.2 Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Contractor agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement. The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Contractor and inform the Contractor of any material inaccuracies or omissions in such materials.

                                    ARTICLE 4
                        DURATION, TERMINATION AND DEFAULT

4.1 Effective Date. This Agreement shall become effective as of September 1, 2012 (the "Effective Date"), and shall continue to September 1, 2013 (the "Term") or until earlier terminated pursuant to the terms of this Agreement.

4.2 Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon it election to do so, or if it so elects, upon delivery of written notice to the Contractor if:

     (a)  the Contractor breaches section 2.2 or 2.3 of this Agreement;

     (b) the Contractor breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Contractor;

     (c) the Company acting reasonably determines that the Contractor has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

     (d) the Contractor is unable or unwilling to perform the Services under this Agreement, or

     (e) the Contractor commits fraud, serious neglect or misconduct in the discharge of the Services.

4.3 Termination with Notice. Either the Contractor or the Company may terminate this Agreement by providing at least thirty (30) days prior written notice to the other party.

4.4 Duties Upon Termination. Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

     (a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

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     (b)  all documents  pertaining to the Company or this Agreement,  including but not limited to, all books of account, correspondence and contracts in his possession, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.5 Compensation of Contractor on Termination. Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

                                    ARTICLE 5
                       CONFIDENTIALITY AND NON-COMPETITION

5.1 Maintenance of Confidential Information. The Contractor acknowledges that in the course of its appointment hereunder the Contractor will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Contractor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Contractor covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Contractor, the Contractor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2 Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

     (a)  is available to the public generally in the form disclosed;

     (b)  becomes part of the public domain through no fault of the Contractor;

     (c) is already in the lawful possession of the Contractor at the time of receipt of the Confidential Information; or

     (d) is compelled by applicable law to be disclosed, provided that the Contractor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

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5.3  Developments.  Any  information,  data,  work product or any other thing or
documentation   whatsoever  which  the  Contractor,   either  by  itself  or  in
conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Contractor's appointment with the Company or which the Contractor, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Contractor is engaged by the Company that is related to the business of mining property acquisition and exploration shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Contractor does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Contractor during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4 Protection of Developments. The Contractor does hereby agree that, both before and after the termination of this Agreement, the Contractor shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Contractor on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Contractor hereby designates and appoints the Company and its duly authorized officers and agents as the Contractor's agent and attorney to act for and in the Contractor's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Contractor.

5.5 Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Contractor of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Contractor agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6 Reasonable Restrictions. The Contractor agrees that all restrictions in this
Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Contractor.

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                                    ARTICLE 6
                                  MISCELLANEOUS

6.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address set forth above or to such other address as may be designated from time to time by such party in writing.

6.2 Independent Legal Advice. The Contractor acknowledges that:

     (a)  this Agreement was prepared for the Company;

     (b) the Contractor has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

     (c) the Contractor has been given adequate time to obtain independent legal advice;

     (d) by signing this Agreement, the Contractor confirms that he fully understands this Agreement; and

     (e) by signing this Agreement without first obtaining independent legal advice, the Contractor waives his right to obtain independent legal advice.

6.3 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

6.4 Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Contractor by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

6.5 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

6.6 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

6.7 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

6.8 Assignment. Except as herein expressly provided, the respective rights and obligations of the Contractor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Contractor and the Company and their permitted successors or assigns. Nothing

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herein  expressed  or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.9 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

6.10 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.11 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

6.12 Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in the State of Nevada.

6.13 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Contractor and the personal legal representatives of the Contractor.

6.14 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

6.15 Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

6.16 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

6.17 Proper Law. This Agreement will be governed by and construed in accordance with the law of Nevada. The parties hereby attorn to the jurisdiction of the Courts in the State of Nevada.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

VUMEE INC.                                   MICHAEL SPIEGEL


Per: /s/ Louis Rosen                         /s/ Michael Spiegel
     -------------------------------         -----------------------------------
     Authorized Signatory                    Michael Spiegel

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